For Use Of: ABC, Inc. Employees
APPLICATION FOR VARIABLE AND FIXED ANNUITY CONTRACT
ISSUED AND ADMINISTERED BY FIDELITY INVESTMENTS LIFE INSURANCE COMPANY Complete this application and mail it to Fidelity Investments Life Insurance Company
Variable Products Service Center, P.O. Box 994, Providence, Rhode Island 02901-0994
__________________________________________________________________________
I. WHO IS THE PROPOSED ANNUITANT?        II. WHO WILL BE THE OWNER OF THIS
                                             CONTRACT?
Name Joe A. Nuitant                      X Proposed Annuitant  _ Other
Soc. Sec.#000-00-0000 X Male _ Female    If Other, please complete below:
Permanent  Five Quaker Way               Name_____________________________
Address    Philadelphia, PA 19001        Soc. Sec. or Tax I.D.#___________
Date of Birth July 4, 1953               Permanent Address________________
Place of Birth Philadelphia, PA                           ________________
                         Best time                               Best time
                         to call                                   to call
Home Phone (111)555-1234 _ AM X PM       Home Phone (111)555-1234 _ AM X PM
Business                                 Business
Phone      (111)555-5678 X AM _ PM       Phone      (111)555-5678 X AM _ PM
__________________________________________________________________________
III. PLEASE SELECT ONE OR MORE OF THE FOLLOWING PAYMENT METHODS:
A. X Periodic Payment of $100.00               _ Biweekly  X Monthly
                                               _ Other: __________________

B. _ Check for an initial payment of $_______ made payable to Fidelity Investments Life Insurance Company.
C. _ Exchange of shares from ___________ in ____________ registered to ___
                            Fidelity Fund  Account Number             Name
     _ Exchange of ______ shares.
                   Number

     _ Exchange of $_____________ worth of shares.
                    Dollar amount

The following signature guarantee is required ONLY for payment by exchange of Fidelity mutual fund shares that are not registered to you or the Proposed Annuitant.

Fidelity Fund Owner(s)____________________________________________________

Share Owner Authorization_____________ Joint Owner Authorization _________
                           Signature                             Signature

Signature Guaranteed By: _________________    ____________________________
                       Name of Bank or Firm  Signature of Officer and Title

Signature must be guaranteed by a national bank or state chartered commercial bank or trust company (except a savings bank) or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange.
__________________________________________________________________________


IV. WHO WILL BE THE BENEFICIARY(IES) OF      V. PLEASE ALLOCATE THE
    THIS CONTRACT?                           PAYMENT TO THE FOLLOWING:
    Please list the Name and Relationship    The amounts allocated are in
    to the Proposed Annuitant                percentages (in whole num-
    Martha Nuitant, Spouse_________          bers of not less than 10%).
    _______________________________          X Fixed Account            40%
    _______________________________          X Money Market Subaccount  10%
    Who will the Contingent Beneficiary      X Short Term Subaccount    10%
    (ies), if any, of this contract?         X High Income Subaccount   10%
    Please list the Name and Relationship    X Equity-Income Subaccount 10%
    to the Proposed Annuitant.               X Growth Subaccount        10%
    _______________________________          X Overseas Subaccount      10%
    _______________________________          _ Other                      %
    _______________________________                              Total 100%
                                             I understand the entire
                                             portion of any net purchase
                                             payment that I allocate to the
                                             Variable Account will be
                                             invested in the Money Market
                                             Subaccount until the end of
                                             the Right to Return the
                                             Contract Period.
__________________________________________________________________________
VI. WILL THIS CONTRACT REPLACE ANY EXISTING LIVE INSURANCE
    OR ANNUITIES?                            _ YES X NO
    If yes, please list below:

         Company Name         Policy Number            Face Amount
   _________________________ ______________________ ___________________
   _________________________ ______________________ ___________________

__________________________________________________________________________
VII.  ADDITIONAL INFORMATION
   ____________________________________________________________________
   ____________________________________________________________________
__________________________________________________________________________
VIII.  PLEASE READ THESE SECTIONS AND SIGN BELOW:

SUITABILITY
BY SIGNING BELOW, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS. THE CONTRACT VALUE AND CASH SURRENDER VALUE WHEN BASED ON A SEPARATE ACCOUNT MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT RESULTS. NO MINIMUM CASH SURRENDER VALUE IS GUARANTEED. ALL VALUES AND PAYMENTS UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.
__________________________________________________________________________
AGREEMENT
Each signer agrees that to the best of his or her knowledge and belief, all statements and answers on this application are complete and true and may be relied upon in determining whether to issue the contract. The answers will form a part of any contract issued, and no registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue or underwriting class must be agreed to in writing.

The company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

I recognize that neither Fidelity Investments Life Insurance Company nor Fidelity Distributors is a bank and shares of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO FIDELITY INVESTMENTS LIFE INSURANCE COMPANY. DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.
__________________________________________________________________________
Signed at Philidelphis, Pennsylvania on  1 September 1988
           City, State                   Date

X           /s/                                         /s/
Proposed Annuitant (Parent or Legal Guardian           Witness
if Proposed Annuitant is under 15 years old)

X           /s/                                         /s/
Applicant/Owner (if other than Proposed                Witness
Annuitant
__________________________________________________________________________